UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34796	71-1033391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive offices including zip code)
(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on our Form 8-K filed on August 31, 2011, on August 25, 2011, Zoo Entertainment, Inc. (the “Company”) received a notification from Listing Qualifications of The Nasdaq Stock Market (“NASDAQ”) indicating that the Company does not satisfy the minimum $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1).

On November 2, 2011 the Company received a letter from NASDAQ denying  the Company’s request for continued listing. NASDAQ has advised the Company that unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on November 11, 2011 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoo Entertainment, Inc.

Date: November 8, 2011	By:	/s/ David Fremed
David Fremed
Chief Financial Officer